UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 17, 2020

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

111 E. Kilbourn Avenue, Suite 2600, Milwaukee, WI 53202

(Address of principal executive offices and zip code)

(414) 290-0190

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e) On March 17, 2020, stockholders of REV Group, Inc. (the “Company”) holding a majority of the voting power of the issued and outstanding shares of common stock of the Company, by written consent, voted to remove Timothy Sullivan, without cause, from his position as a member of the board of directors of the Company (the “Board”), effective immediately. In addition, effective March 22, 2020, the Board removed Mr. Sullivan as President and Chief Executive Officer and terminated his employment with the Company.

In connection with Mr. Sullivan’s separation from employment, on March 22, 2020, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Sullivan. Under the Separation Agreement, Mr. Sullivan will receive separation benefits consisting of (i) thirty-six months of salary continuation, (ii) continued eligibility for vesting of all unvested restricted stock units granted pursuant to the Restricted Stock Unit Awards between Mr. Sullivan and the Company dated as of December 19, 2017 and January 8, 2019 (the “RSUs”), and (iii) immediate vesting of the RSUs upon a Change in Control (as defined in the Rev Group, Inc. 2016 Omnibus Incentive Plan (the “Plan”)). The Separation Agreement also provides that Mr. Sullivan will enter into a post-termination consulting engagement with the Company through January 8, 2023 (the “End Date”), pursuant to which Mr. Sullivan will provide such services as may reasonably be requested by the Board from time to time. The Company may terminate this engagement at any time for Cause (as defined in the Plan). If Mr. Sullivan’s consulting engagement is terminated for Cause, his continued entitlement to any severance benefits will end.

(c)  Effective March 23, 2020, the Board appointed Rodney Rushing to serve as the Company’s President and Chief Executive Officer. Prior to his appointment, Mr. Rushing, age 53, served as Vice President & President – North America, Building Technologies and Solutions, of Johnson Controls International plc. (“Johnson Controls”) since November 2016. From 2015 to November 2016 he served as Global Vice President and General Manager, Global Products - Direct Expansion of Johnson Controls. Mr. Rushing joined Johnson Controls, Inc. in 1990.

On March 5, 2020, the Company entered into an offer letter (the “Offer Letter”) with Mr. Rodney Rushing setting forth certain terms of his employment with the Company commencing March 23, 2020. The Offer Letter and Mr. Rushing’s employment thereunder may be terminated with or without cause or notice, by the Company or by Mr. Rushing, subject to the rights and obligations contained therein.

Under the terms of the Offer Letter, Mr. Rushing will receive an initial annual base salary of $880,000. In addition, Mr. Rushing will be eligible to participate in the REV Management Incentive Plan (“MIP”) for fiscal year 2020 at a target level of 120% of base salary, with a maximum payout of 240% of base salary and a minimum payout of $880,000. Mr. Rushing will also be eligible to participate in the Rev Group, Inc. 2016 Omnibus Incentive Plan (the “Plan”) and on March 23, 2020 the Company’s board of directors granted an initial restricted stock award to Mr. Rushing under the Plan equivalent to 300% of his base salary, vesting in equal installments on December 31st of each of 2020, 2021, and 2022, and granted a one-time performance stock unit award under the Plan in the amount of $3,000,000 with a performance period ending January 31, 2023 and vesting in four equal installments upon the achievement of specified consolidated adjusted EBITDA targets, subject to 50% of the award vesting on January 31, 2023 in the event that such portion of the award has not otherwise vested. The share amounts for each of these awards was determined based on the Company’s average share price for the prior 30 days at the time of grant. The Offer Letter also provides that the Company will grant Mr. Rushing an additional one-time restricted stock award under the Plan equal to $1,000,000 on March 23, 2021, with a three-year vesting schedule. Additional annual awards under the Plan are expected to be reviewed by the board of directors in December of each year.

Mr. Rushing will be eligible to participate in all employee benefits plans offered to the Company’s employees generally. During the 60-day period before Mr. Rushing becomes eligible to participate in the Company’s employee benefits plans, the Company will reimburse Mr. Rushing for the cost of his continued participation in the medical benefits plans of his former employer pursuant to the federal law known as COBRA.

Upon a termination of employment without cause, Mr. Rushing is entitled under the Offer Letter to severance benefits consisting of 12 months of base salary. If Mr. Rushing is terminated without cause on or prior to December 31, 2020, he will be entitled to an additional severance payment in the amount of $3,000,000 and if he is terminated without cause in the one-year period ending December 31, 2021, he will be entitled to an additional severance payment in the amount of $1,500,000. In addition, if Mr. Rushing is terminated upon a change in control of the Company, he is entitled under the Offer Letter to an amount equal to three times his base salary plus his target MIP bonus for the fiscal year in which his employment terminated or in which the change in control occurred, whichever is greater.

(d)  The Company elected Mr. Rushing as a member of the Board, effective March 23, 2020. Mr. Rushing was elected to fill the vacancy following Mr. Sullivan’s resignation. Mr. Rushing will serve as a Class II director, which class will stand for re-election at the 2022 annual meeting of stockholders. Mr. Rushing will not receive additional compensation for his role as a director. Because of his operational and industrial expertise, and his role as the Company’s chief executive officer, the Company believes that Mr. Rushing is well-qualified to serve as a member of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated March 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: March 23, 2020	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
General Counsel